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                                                                    EXHIBIT 23.3

                      [SPROULE ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Sproule Associates, Inc., does hereby consent to the use of its reports relating to the proved oil and gas reserves of GMX Resources Inc. and to the reference to the firm as an expert in the Form SB-2 registration statement being filed by GMX Resources Inc. with respect to 2,000,000 Units, each Unit consisting of one share of common stock and one redeemable warrant to purchas one share of common stock.


                                       SPROULE ASSOCIATES, INC.

                                       By: /s/ L.S. O'Connor
                                           --------------------
December 21, 2000